                                                                    EXHIBIT 99.1

                     CAPITAL MARKETS ASSURANCE CORPORATION
                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Capital Markets Assurance Corporation:

We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES," at December 31, 1993.

                                          KPMG Peat Marwick LLP

January 25, 1996

                     CAPITAL MARKETS ASSURANCE CORPORATION
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                     ASSETS

                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1995       1994
                                                                                               ---------  ---------
Investments:
  Bonds at fair value (amortized cost $210,651 at December 31, 1995 and $178,882 at December
   31, 1994).................................................................................  $ 215,706  $ 172,016
  Short-term investments (at amortized cost which approximates fair value)...................     68,646      2,083
  Mutual funds at fair value (cost $16,434 at December 31, 1994).............................         --     14,969
                                                                                               ---------  ---------
    Total investments........................................................................    284,352    189,068
Cash.........................................................................................        344         85
Accrued investment income....................................................................      3,136      2,746
Deferred acquisition costs...................................................................     35,162     24,860
Premiums receivable..........................................................................      3,540      3,379
Prepaid reinsurance..........................................................................     13,171      5,551
Other assets.................................................................................      3,428      3,754
                                                                                               ---------  ---------
    Total assets.............................................................................  $ 343,133  $ 229,443
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Unearned premiums..........................................................................  $  45,767  $  25,905
  Reserve for losses and loss adjustment expenses............................................      6,548      5,191
  Ceded reinsurance..........................................................................      2,469      1,497
  Accounts payable and other accrued expenses................................................     10,844     10,372
  Current income taxes.......................................................................        136         --
  Deferred income taxes......................................................................     11,303      3,599
                                                                                               ---------  ---------
    Total liabilities........................................................................     77,067     46,564
Stockholder's Equity:
  Common stock...............................................................................     15,000     15,000
  Additional paid-in capital.................................................................    205,808    146,808
  Unrealized appreciation (depreciation) on investments, net of tax..........................      3,286     (5,499)
  Retained earnings..........................................................................     41,972     26,570
                                                                                               ---------  ---------
    Total stockholder's equity...............................................................    266,066    182,879
                                                                                               ---------  ---------
    Total liabilities and stockholder's equity...............................................  $ 343,133  $ 229,443
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1995       1994       1993
                                                                                      ---------  ---------  ---------
Revenues:
  Direct premiums written...........................................................  $  56,541  $  43,598  $  24,491
  Assumed premiums written..........................................................        935      1,064        403
  Ceded premiums written............................................................    (15,992)   (11,069)    (3,586)
                                                                                      ---------  ---------  ---------
    Net premiums written............................................................     41,484     33,593     21,308
  Increase in unearned premiums.....................................................    (12,242)   (10,490)    (3,825)
                                                                                      ---------  ---------  ---------
  Net premiums earned...............................................................     29,242     23,103     17,483
  Net investment income.............................................................     11,953     10,072     10,010
  Net realized capital gains........................................................      1,301         92      1,544
  Other income......................................................................      2,273        120        354
                                                                                      ---------  ---------  ---------
    Total revenues..................................................................     44,769     33,387     29,391
                                                                                      ---------  ---------  ---------
Expenses:
  Losses and loss adjustment expenses...............................................      3,141      1,429        902
  Underwriting and operating expenses...............................................     13,808     11,833     11,470
  Policy acquisition costs..........................................................      7,203      4,529      2,663
                                                                                      ---------  ---------  ---------
    Total expenses..................................................................     24,152     17,791     15,035
                                                                                      ---------  ---------  ---------
    Income before income taxes......................................................     20,617     15,596     14,356
                                                                                      ---------  ---------  ---------
Income Taxes:
  Current income tax................................................................      2,113        865      1,002
  Deferred income tax...............................................................      3,102      2,843      2,724
                                                                                      ---------  ---------  ---------
    Total income taxes..............................................................      5,215      3,708      3,726
                                                                                      ---------  ---------  ---------
    NET INCOME......................................................................  $  15,402  $  11,888  $  10,630
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1995       1994       1993
                                                                                     ---------  ---------  ---------
Common stock:
  Balance at beginning of period...................................................  $  15,000  $  15,000  $  15,000
                                                                                     ---------  ---------  ---------
    Balance at end of period.......................................................     15,000     15,000     15,000
                                                                                     ---------  ---------  ---------
Additional paid-in capital:
  Balance at beginning of period...................................................    146,808    146,808    146,808
  Paid-in capital..................................................................     59,000         --         --
                                                                                     ---------  ---------  ---------
    Balance at end of period.......................................................    205,808    146,808    146,808
                                                                                     ---------  ---------  ---------
Unrealized (depreciation) appreciation on investments,
 net of tax:
  Balance at beginning of period...................................................     (5,499)     3,600         --
  Unrealized appreciation (depreciation) on investments............................      8,785     (9,099)     3,600
                                                                                     ---------  ---------  ---------
    Balance at end of period.......................................................      3,286     (5,499)     3,600
                                                                                     ---------  ---------  ---------
Retained earnings:
  Balance at beginning of period...................................................     26,570     14,682      4,052
  Net income.......................................................................     15,402     11,888     10,630
                                                                                     ---------  ---------  ---------
    Balance at end of period.......................................................     41,972     26,570     14,682
                                                                                     ---------  ---------  ---------
    Total stockholder's equity.....................................................  $ 266,066  $ 182,879  $ 180,090
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1995       1994       1993
                                                                                   ---------  ---------  ---------
Cash flows from operating activities:
  Net income.....................................................................  $  15,402  $  11,888  $  10,630
                                                                                   ---------  ---------  ---------
Adjustments to reconcile net income to net cash provided (used) by operating activities:
  Reserve for losses and loss adjustment expenses................................      1,357      1,429        902
  Unearned premiums..............................................................     19,862     15,843      4,024
  Deferred acquisition costs.....................................................    (10,302)    (9,611)    (9,815)
  Premiums receivable............................................................       (161)    (2,103)      (432)
  Accrued investment income......................................................       (390)      (848)      (110)
  Income taxes payable...........................................................      3,621      2,611      2,872
  Net realized capital gains.....................................................     (1,301)       (92)    (1,544)
  Accounts payable and other accrued expenses....................................        472      3,726      1,079
  Prepaid reinsurance............................................................     (7,620)    (5,352)      (199)
  Other, net.....................................................................        992        689      1,201
                                                                                   ---------  ---------  ---------
    Total adjustments............................................................      6,530      6,292     (2,022)
                                                                                   ---------  ---------  ---------
    Net cash provided by operating activities....................................     21,932     18,180      8,608
                                                                                   ---------  ---------  ---------
Cash flows from investing activities:
  Purchases of investments.......................................................   (158,830)   (77,980)  (139,061)
  Proceeds from sales of investments.............................................     49,354     39,967     24,395
  Proceeds from maturities of investments........................................     28,803     19,665    106,042
                                                                                   ---------  ---------  ---------
    Net cash used in investing activities........................................    (80,673)   (18,348)    (8,624)
                                                                                   ---------  ---------  ---------
Cash flows from financing activities:
  Capital contribution...........................................................     59,000         --         --
                                                                                   ---------  ---------  ---------
    Net cash provided by financing activities....................................     59,000         --         --
                                                                                   ---------  ---------  ---------
  Net increase (decrease) in cash................................................        259       (168)       (16)
  Cash balance at beginning of period............................................         85        253        269
                                                                                   ---------  ---------  ---------
    Cash balance at end of period................................................  $     344  $      85  $     253
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Supplemental disclosure of cash flow information:
  Income taxes paid..............................................................  $   1,450  $   1,063  $     833
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1)  BACKGROUND
    Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

    CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by S&P Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2)  SIGNIFICANT ACCOUNTING POLICIES
    Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

    A) BASIS OF PRESENTATION

        The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

    B) INVESTMENTS

        At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale.

        Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2)  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

        Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

        Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

    C) REVENUE RECOGNITION

        Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an upfront basis.

    D) DEFERRED ACQUISITION COSTS

        Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

    E) RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

        The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve ("SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.

        A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.

        Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2)  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.

    F) DEPRECIATION

        Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

    G) INCOME TAXES

        Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    H) RECLASSIFICATIONS

        Certain prior year balances have been reclassified to conform to the current year presentation.

3)  INSURED PORTFOLIO
    At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.

                                                               NET PRINCIPAL OUTSTANDING
                                                       ------------------------------------------
                                                        DECEMBER 31, 1995     DECEMBER 31, 1994
                                                       --------------------  --------------------
TYPE OF OBLIGATIONS INSURED ($ IN MILLIONS)             AMOUNT        %       AMOUNT        %
- -----------------------------------------------------  ---------  ---------  ---------  ---------
Consumer receivables.................................  $   6,959       55.1  $   4,740       50.4
Trade and other corporate obligations................      4,912       38.9      4,039       43.0
Municipal/government obligations.....................        757        6.0        618        6.6
                                                       ---------  ---------  ---------  ---------
    Total............................................  $  12,628      100.0  $   9,397      100.0
                                                       ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------

    At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3)  INSURED PORTFOLIO (CONTINUED)
    During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

    The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

             YEAR ENDED                             YEAR ENDED                             YEAR ENDED
          DECEMBER 31, 1995                      DECEMBER 31, 1994                      DECEMBER 31, 1993
- -------------------------------------  -------------------------------------  -------------------------------------
                             % OF                                   % OF                                   % OF
NAME                       REVENUES    NAME                       REVENUES    NAME                       REVENUES
- ------------------------  -----------  ------------------------  -----------  ------------------------  -----------
Citicorp................        15.2   Citicorp................        16.3   Citicorp................        13.7
                                                                              Merrill Lynch & Co......        14.1

4)  INVESTMENTS
    At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):

                                                                        DECEMBER 31, 1995
                                                         ------------------------------------------------
                                                                        GROSS        GROSS     ESTIMATED
                                                         AMORTIZED   UNREALIZED   UNREALIZED      FAIR
SECURITIES AVAILABLE-FOR-SALE                               COST        GAINS       LOSSES       VALUE
- -------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury obligations..............................  $    4,153   $      55    $      --   $    4,208
Mortgage-backed securities of U.S. government
 instrumentalities and agencies........................     100,628         313           79      100,862
Obligations of states, municipalities and political
 subdivisions..........................................     166,010       4,809           82      170,737
Corporate and asset-backed securities..................       8,506          45            6        8,545
                                                         ----------  -----------  -----------  ----------
    Total..............................................  $  279,297   $   5,222    $     167   $  284,352
                                                         ----------  -----------  -----------  ----------
                                                         ----------  -----------  -----------  ----------

                                                                        DECEMBER 31, 1994
                                                         ------------------------------------------------
                                                                        GROSS        GROSS     ESTIMATED
                                                         AMORTIZED   UNREALIZED   UNREALIZED      FAIR
SECURITIES AVAILABLE-FOR-SALE                               COST        GAINS       LOSSES       VALUE
- -------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury obligations..............................  $    4,295   $      --    $     153   $    4,142
Mortgage-backed securities of U.S. government
 instrumentalities and agencies........................      40,973          --        2,986       37,987
Obligations of states, municipalities and political
 subdivisions..........................................     128,856         364        3,994      125,226
Corporate and asset-backed securities..................       6,841          15          112        6,744
Mutual funds...........................................      16,434          --        1,465       14,969
                                                         ----------  -----------  -----------  ----------
    Total..............................................  $  197,399   $     379    $   8,710   $  189,068
                                                         ----------  -----------  -----------  ----------
                                                         ----------  -----------  -----------  ----------

    The Company's investment in mutual funds in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4)  INVESTMENTS (CONTINUED)
    The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 by contractual maturity are shown below ($ in thousands):

                                                                       DECEMBER 31, 1995
                                                                     ----------------------
                                                                     AMORTIZED   ESTIMATED
SECURITIES AVAILABLE-FOR-SALE                                           COST     FAIR VALUE
- -------------------------------------------------------------------  ----------  ----------
Less than one year to maturity.....................................  $    5,569  $    5,572
One to five years to maturity......................................      37,630      38,553
Five to ten years to maturity......................................      99,567     102,264
Greater than ten years to maturity.................................      35,903      37,101
                                                                     ----------  ----------
    Sub-total......................................................     178,669     183,490
Mortgage-backed securities.........................................     100,628     100,862
                                                                     ----------  ----------
    Total..........................................................  $  279,297  $  284,352
                                                                     ----------  ----------
                                                                     ----------  ----------

    Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

    Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.

    Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit at December 31, 1995 and 1994, respectively, with state regulators as required by law.

    Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                                                 YEAR ENDED DECEMBER 31,
                                                             -------------------------------
$ IN THOUSANDS                                                 1995       1994       1993
- -----------------------------------------------------------  ---------  ---------  ---------
Bonds......................................................  $  11,105  $   9,193  $   7,803
Short-term investments.....................................      1,245        484        572
Mutual funds...............................................       (162)       579      1,801
Investment expenses........................................       (235)      (184)      (166)
                                                             ---------  ---------  ---------
    Total..................................................  $  11,953  $  10,072  $  10,010
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

    The change in unrealized appreciation (depreciation) on available-for-sale securities is included in a separate component of stockholder's equity as shown below:

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                      ---------------------
$ IN THOUSANDS                                                          1995        1994
- --------------------------------------------------------------------  ---------  ----------
Balance at beginning of period......................................  $  (5,499) $    3,600
Change in unrealized appreciation (depreciation)....................     13,386     (13,786)
Income tax effect...................................................     (4,601)      4,687
                                                                      ---------  ----------
Net change..........................................................      8,785      (9,099)
                                                                      ---------  ----------
    Balance at end of period........................................  $   3,286  $   (5,499)
                                                                      ---------  ----------
                                                                      ---------  ----------

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4)  INVESTMENTS (CONTINUED)
    No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.

5)  DEFERRED ACQUISITION COSTS
    The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                                 YEAR ENDED DECEMBER 31,
                                                             -------------------------------
$ IN THOUSANDS                                                 1995       1994       1993
- -----------------------------------------------------------  ---------  ---------  ---------
Balance at beginning of period.............................  $  24,860  $  15,249  $   5,434
Additions..................................................     17,505     14,140     12,478
Amortization (policy acquisition costs)....................     (7,203)    (4,529)    (2,663)
                                                             ---------  ---------  ---------
    Balance at end of period...............................  $  35,162  $  24,860  $  15,249
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

6)  EMPLOYEE BENEFITS
    On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. ("CFS"), which was then a newly formed wholly-owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of
CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995, 1994 and 1993, respectively.

    CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k) plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.

    On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.

7)  EMPLOYEE STOCK OWNERSHIP PLAN
    On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7)  EMPLOYEE STOCK OWNERSHIP PLAN (CONTINUED)
    CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

8)  RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES
    The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

    In 1995 CapMAC incurred its first claim on a financial guaranty policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

    The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):

Case Basis Loss Reserve:
  Net balance at January 1, 1995.......................  $      --
                                                         ---------
Incurred related to:
  Current year.........................................      2,473
  Prior years..........................................         --
                                                         ---------
    Total incurred.....................................      2,473
                                                         ---------
Paid incurred to:
  Current year.........................................      1,853
  Prior years..........................................         --
                                                         ---------
    Total paid.........................................      1,853
                                                         ---------
Balance at December 31, 1995...........................        620
                                                         ---------
Reinsurance recoverable................................         69
                                                         ---------
Supplemental loss reserve..............................      5,859
                                                         ---------
    Total..............................................  $   6,548
                                                         ---------
                                                         ---------

9)  INCOME TAXES
    Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9)  INCOME TAXES (CONTINUED)
    Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:

                                                                       YEAR ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------
                                                           1995                  1994                  1993
                                                   --------------------  --------------------  --------------------
$ IN THOUSANDS                                      AMOUNT        %       AMOUNT        %       AMOUNT        %
- -------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Expected tax expense computed at the statutory
 rate............................................  $   7,216       35.0  $   5,303       34.0  $   4,881       34.0
Increase (decrease) in tax resulting from:
  Tax-exempt interest............................     (2,335)     (11.3)    (1,646)     (10.6)    (1,140)      (7.9)
  Other, net.....................................        334        1.6         51        0.4        (15)      (0.1)
                                                   ---------  ---------  ---------  ---------  ---------        ---
    Total income tax expense.....................  $   5,215       25.3  $   3,708       23.8  $   3,726       26.0
                                                   ---------  ---------  ---------  ---------  ---------        ---
                                                   ---------  ---------  ---------  ---------  ---------        ---

    The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

                                                                                        DECEMBER 31,
                                                                                    --------------------
$ IN THOUSANDS                                                                        1995       1994
- ----------------------------------------------------------------------------------  ---------  ---------
Deferred tax assets:
  Unrealized capital losses on investments........................................  $      --  $  (2,833)
  Deferred compensation...........................................................     (1,901)    (1,233)
  Losses and loss adjustment expenses.............................................     (1,002)      (936)
  Unearned premiums...............................................................       (852)      (762)
  Other, net......................................................................        (98)      (228)
                                                                                    ---------  ---------
    Total gross deferred tax assets...............................................     (3,853)    (5,992)
                                                                                    ---------  ---------
Deferred tax liabilities:
  Deferred acquisition costs......................................................     12,307      8,453
  Unrealized capital gains on investments.........................................      1,769         --
  Deferred capital gains on investments...........................................        654        726
  Other, net......................................................................        426        412
                                                                                    ---------  ---------
    Total gross deferred tax liabilities..........................................     15,156      9,591
                                                                                    ---------  ---------
    Net deferred tax liability....................................................  $  11,303  $   3,599
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

10) INSURANCE REGULATORY RESTRICTIONS
    CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of
(i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10) INSURANCE REGULATORY RESTRICTIONS (CONTINUED) stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

11) COMMITMENTS AND CONTINGENCIES
    On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:

$ IN THOUSANDS                                                                     PAYMENT
- --------------------------------------------------------------------------------  ---------
1996............................................................................  $   2,255
1997............................................................................      2,948
1998............................................................................      3,027
1999............................................................................      3,476
2000 and thereafter.............................................................     36,172
                                                                                  ---------
    Total.......................................................................  $  47,878
                                                                                  ---------
                                                                                  ---------

    Rent expense, commercial rent taxes and electricity for the years ended December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
$2,065,000, respectively.

    CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.

12) REINSURANCE
    In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

    The effect of reinsurance on premiums written and earned was as follows:

                                                YEARS ENDED DECEMBER 31,
                           ------------------------------------------------------------------
                                   1995                   1994                   1993
                           ---------------------  ---------------------  --------------------
$ IN THOUSANDS              WRITTEN     EARNED     WRITTEN     EARNED     WRITTEN    EARNED
- -------------------------  ----------  ---------  ----------  ---------  ---------  ---------
Direct...................  $   56,541  $  36,853  $   43,598  $  28,561  $  24,491  $  20,510
Assumed..................         935        761       1,064        258        403        364
Ceded....................     (15,992)    (8,372)    (11,069)    (5,716)    (3,586)    (3,391)
                           ----------  ---------  ----------  ---------  ---------  ---------
Net Premiums.............  $   41,484  $  29,242  $   33,593  $  23,103  $  21,308  $  17,483
                           ----------  ---------  ----------  ---------  ---------  ---------
                           ----------  ---------  ----------  ---------  ---------  ---------

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

12) REINSURANCE (CONTINUED)
    Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.

    In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

    The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994. The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

    In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop-loss Agreement") with Winterthur Swiss Insurance Company ("Winterthur") which is rated "AAA" by S&P and "Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the "Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.

    The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.

    CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss Reinsurance Agreement with Mitsui Marine (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine would be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

12) REINSURANCE (CONTINUED)
    The Winterthur  Quota Share  Agreement was  canceled November  30, 1995.  On
January 1, 1996, CapMAC will reassume the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC will reassume approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.

13) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
    The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                                        DECEMBER 31,
                                                       ----------------------------------------------
                                                                1995                    1994
                                                       ----------------------  ----------------------
                                                        CARRYING   ESTIMATED    CARRYING   ESTIMATED
$ IN THOUSANDS                                           AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
- -----------------------------------------------------  ----------  ----------  ----------  ----------
Financial Assets:
  Investments........................................  $  284,352  $  284,352  $  189,068  $  189,068
Off-Balance-Sheet Instruments:
  Financial Guarantees Outstanding...................  $       --     147,840  $       --      93,494
  Ceding Commission..................................  $       --  $   44,352  $       --  $   28,048

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

    INVESTMENTS

    The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

    FINANCIAL GUARANTEES OUTSTANDING

    The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

14) CAPITALIZATION
    The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.

    In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.